UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________________

Filed by the Registrant                               Filed by a party other than the Registrant  

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Kadmon Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KADMON HOLDINGS, INC.

450 East 29th Street

New York, NY 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2017

To the Stockholders of Kadmon Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kadmon Holdings, Inc., a Delaware corporation (the “Company”), will be held on June 29, 2017, at 10:00 a.m. local time, at its offices located at 450 East 29th Street,  New York, NY 10016 for the following purposes:

1.	to elect nine directors to hold office until their successors are elected;
2.	to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	to approve our non-employee directors’ equity compensation policy; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

 The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on May 8, 2017 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement,  FOR the ratification of the appointment of BDO USA, LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement and FOR the approval of our non-employee directors’ equity compensation policy in Proposal No. 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

aa

By Order of the Board of Directors

/s/ Harlan W. Waksal
Harlan W. Waksal, M.D.
President and Chief Executive Officer

New York, New York

May 10, 2017

KADMON HOLDINGS, INC.

450 East 29th Street

New York, New York 10016

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

JUNE 29, 2017

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Kadmon Holdings, Inc. (referred to herein as the “Company,” “Kadmon,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 29, 2017, at 10:00 a.m. local time, at 450 East 29th Street, New York, New York 10016.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of May 8, 2017 (the “Record Date”) for the first time on or about May 10, 2017. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials & Filings” section of our website at http://investors.kadmon.com/financials-and-filings.

The only outstanding voting securities of Kadmon are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 51,846,521 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about May 10, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,846,521 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•	Proposal 1—the election of nine directors to hold office until their successors are elected;
•	Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2017; and
•	Proposal 3—the vote to approve our non-employee directors’ equity compensation policy.

 In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all of its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposal 2 and Proposal 3, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the vote to approve our non-employee directors’ equity compensation policy (Proposal 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 3.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the nine nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

With respect to Proposal 3, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nine nominees for director, “For” the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm and “For” the approval of our non-employee directors’ equity compensation policy. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of the Board and will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to the Secretary of the Board at 450 East 29th Street, New York, New York 10016.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 10, 2018 to the Secretary of the Board at 450 East 29th Street, New York, New York 10016; provided that if the date of the annual meeting is more than 30 days from June 28, 2018, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Board, which must be received between March 1, 2018 and March 31, 2018; provided that if the date of that annual meeting is more than 30 days before or after June 28, 2018, notice must be received not later than the 90th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 51,846,521 shares outstanding and entitled to vote. Accordingly, 25,923,261 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no requirement to hold non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

Directions to our Annual Meeting, to be held at 450 East 29th Street, New York, New York 10016 are available at: www.kadmon.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is not divided into classes. Each director serves until his or her successor is elected.  Except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors or by removal from office by a vote of the stockholders) on the Board may be filled only by a majority of the directors then in office. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until his or her respective successor is elected, except in the case of the death, resignation or removal of any director. The Board currently consists of ten seated directors.

 At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until such director’s successor is elected and qualified.

Messrs. Schwartz, Boardman, Konidaris and Meehan, Drs. Waksal, Bauer, Forbes and Shenk and Ms. Wiviott have been nominated to serve as directors and have each agreed to stand for reelection. Each director to be elected will hold office from the date of his or her election by the stockholders until his or her successor is elected, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth information for the nominees who are currently standing for reelection with respect to their ages and position/office held within the Company:

Name	Age	Position	Director Since
Directors
Harlan W. Waksal, M.D.	63	President, Chief Executive Officer and Director	2013
Bart M. Schwartz, Esq. (3)(4)	70	Chairman of the Board	2015
Eugene Bauer, M.D. (1)(2)(4)	74	Director	2010
D. Dixon Boardman (1)(2)(3)(4)	71	Director	2010
Alexandria Forbes, Ph.D.	52	Director	2010
Tasos G. Konidaris (1)	50	Director	2017
Steven Meehan (1)	52	Director	2017
Thomas E. Shenk, Ph.D. (4)	70	Director	2014
Susan Wiviott, J.D. (2)(3)(4)	59	Director	2010

(1) Member of the audit committee

(2) Member of the compensation committee

(3) Member of the nominating and corporate governance committee

(4) Member of the regulatory and compliance committee

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Term Expiring upon Such Director’s Successor Being Elected and Qualified

Harlan W. Waksal, M.D.  Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co‑founded ImClone Systems (“ImClone”) in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his

M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

We believe Dr. Waksal’s extensive management experience in the life science industry and drug development experience provides him with the qualifications and skills to serve on our Board.

Bart M. Schwartz, Esq.  Mr. Schwartz has served as Chairman of our Board since 2015. Since 2010, Mr. Schwartz has served as Chairman and Chief Executive Officer of SolutionPoint International, Inc., the parent company of Guidepost Solutions, LLC, a global investigation, security consulting, compliance and monitoring firm where he also serves as Chairman. Mr. Schwartz serves on the board of HMS Holdings Corp., a publicly traded company where he is Chair of its Compliance Committee and a member of its Audit Committee. He also serves on the boards of the Police Athletic League and the Stuyvesant High School Alumni Association. Mr. Schwartz is Founder and former Chief Executive Officer of Decision Strategies, an investigative, compliance and security firm. In October 2015, Mr. Schwartz was appointed independent monitor by the U.S. Department of Justice to oversee General Motors’ compliance with its deferred prosecution agreement from its recall of defective ignition switches. Mr. Schwartz served under U.S. Attorney Rudolph Giuliani as the Chief of the Criminal Division in the Southern District of New York. Mr. Schwartz has had numerous additional court and other appointments to monitor the conduct of corporations and has received assignments from or with the approval of the SEC, the U.S. Commodity Futures Trading Commission, the U.S. Attorney’s Office for the Southern District of New York, the Manhattan District Attorney’s Office, the Attorney General of California, the Attorney General of New York, the New York Organized Crime Task Force, the New York City School Construction Authority and the New York State Department of Environmental Conservation. Mr. Schwartz received his B.S. from the University of Pittsburgh and his J.D. from New York University School of Law.

We believe Mr. Schwartz’s extensive legal and compliance experience provides him with the qualifications and skills to serve on our Board.

Eugene Bauer, M.D.  Dr. Bauer has served as a member of our Board since 2010. In 2010, Dr. Bauer co‑founded Dermira, a publicly traded specialty biopharmaceutical company, where he serves as Director and Chief Medical Officer. Prior to founding Dermira, Dr. Bauer served as Director, President and Chief Medical Officer of Pelpin, Inc., a publicly traded specialty pharmaceutical company, from 2008 to 2009. Dr. Bauer served as Chief Executive Officer of Neosil, Inc., a specialty pharmaceutical company, from 2006 to 2008, and he co‑founded and served as a member of the board of directors at Connetics, a publicly traded specialty pharmaceutical company, from 1990 to 2006. Prior to initiating his career in industry, Dr. Bauer served as Dean of Stanford University School of Medicine and as Chair of the Department of Dermatology at Stanford University School of Medicine from 1995 to 2001. Dr. Bauer is the Lucy Becker Professor Emeritus at Stanford University School of Medicine, a position he has held since 2002. Dr. Bauer was a U.S. National Institutes of Health (“NIH”)‑funded investigator for 25 years and has served on review groups and Councils for the NIH. Dr. Bauer currently serves as a board member for Medgenics, Inc., Cerecor Inc. and First Wave Technologies. He is member of numerous honorific societies, including the National Academy of Medicine. Dr. Bauer received his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.

We believe Dr. Bauer’s background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience provides him with the qualifications and skills to serve on our Board.

D. Dixon Boardman.  Mr. Boardman has served as a member of our Board since 2010. Mr. Boardman founded Optima Fund Management LLC, an alternative investment firm, in 1988 and currently serves as its Chief Executive Officer. Mr. Boardman is a member of the President’s Council of Memorial Sloan Kettering Cancer Center, where he has also served as Chairman of the Special Projects Committee. He is also a member of the Executive Committee of New York Presbyterian‑Weill Cornell Council. Mr. Boardman is a Director of Florida Crystals Corporation and an Advisory Board Director of J.C. Bamford Excavators (UK). Mr. Boardman attended McGill University.

We believe Mr. Boardman’s financial and business expertise provides him with the qualifications and skills to serve on our Board.

Alexandria Forbes, Ph.D.  Dr. Forbes has served as a member of our Board since 2010. Dr. Forbes has been President and Chief Executive Officer of MeiraGTx, an affiliate of Kadmon, since 2015. Prior to joining MeiraGTx, Dr. Forbes served as Senior Vice President of Strategic Operations and Chief Commercial Officer at Kadmon from 2013 to 2015. Dr. Forbes spent 13 years as a healthcare investor at hedge funds Sivik/Argus Partners and Meadowvale Asset Management. Prior to entering the hedge fund industry, Dr. Forbes was a Human Frontiers/Howard Hughes postdoctoral fellow at the Skirball Institute of Biomolecular Medicine at NYU Langone Medical Center. Prior to this, Dr. Forbes was a research fellow at Duke University and also at Carnegie Institute at Johns Hopkins University. Dr. Forbes received her M.A. from Cambridge University and her Ph.D. from Oxford University.

We believe Dr. Forbes’ business and financial expertise as well as her scientific background provide her with the qualifications and skills to serve on our Board.

Tasos G. Konidaris.  Mr. Konidaris was appointed to our Board in February 2017. Mr. Konidaris has served as Executive Vice President and Chief Financial Officer of Alcresta Pharmaceuticals, LLC since March 2016.  Prior to that, he was Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet (“D&B”) Corporation, a leading commercial information services company. He was Principal Accounting Officer and led the Global Finance Operations of D&B beginning in 2005. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Mr. Konidaris was a director of Delcath Systems Inc. from July 2012 until December 2014.  Mr. Konidaris holds an MBA from Drexel University, and a BS from Gwynedd Mercy College.

We believe Mr. Konidaris’ expertise and financial experience provides him with the qualifications and skills to serve on our board of directors.

Steven Meehan.  Mr. Meehan was appointed to our Board in 2017. Mr. Meehan brings to the Board over 25 years of investment banking experience. Mr. Meehan was a Partner in the Healthcare Group of Moelis & Company from 2011 through 2016, leading the effort in Life Sciences and Advanced Diagnostics. Additionally, Mr. Meehan was previously the Head of Life Sciences within the Global Healthcare Group in the New York office of UBS Investment Bank (“UBS”). Mr. Meehan was also part of the team that formed the Healthcare Group at UBS in 1999. During Mr. Meehan’s tenure at UBS, he was Chief Executive Officer of UBS Russia and CIS across all businesses including securities, banking and wealth management. Mr. Meehan was also a member of the UBS Group EMEA Management Committee. During his investment banking career, Mr. Meehan also held senior roles in M&A, leveraged finance and capital markets at Salomon Smith Barney, NatWest Securities and Drexel Burnham Lambert.

We believe Mr. Meehan’s expertise and financial experience provides him with the qualifications and skills to serve on our Board.

Thomas E. Shenk, Ph.D.  Dr. Shenk has served as a member of our Board since 2014 and he has served as a member of Kadmon’s Scientific Advisory Board since December 2013. Dr. Shenk has been the James A. Elkins Jr. Professor of Life Sciences in the Department of Molecular Biology at Princeton University since 1984. Dr. Shenk is a fellow of the American Academy of Arts and Sciences and a member of the U.S. National Academy of Sciences and the National Academy of Medicine. Dr. Shenk serves as the Chairman of the Board of MeiraGTx, an affiliate of Kadmon. He is a past president of the American Society for Virology and the American Society for Microbiology and served on the board of Merck and Company from 2001 to 2012. Dr. Shenk currently serves as a board member of the Hepatitis B Foundation. Dr. Shenk received his B.S. from the University of Detroit and his Ph.D. from Rutgers University.

We believe Dr. Shenk’s expertise and experience serving as a director in the pharmaceutical sector and his academic background provides him with the qualifications and skills to serve on our Board.

Susan Wiviott, J.D.  Ms. Wiviott has served as a member of our Board since 2010. Ms. Wiviott has served as the Chief Executive Officer of The Bridge, a non‑profit behavioral health treatment and housing agency in New York, since 2014. Prior to joining The Bridge, Ms. Wiviott served as Chief Program Officer at Palladia Inc., a not‑for‑profit housing and substance abuse treatment provider, from 2012 through 2014. From 1999 through 2012, Ms. Wiviott served as Deputy Executive Vice President of the Jewish Board of Family and Children’s Services. Ms. Wiviott began her career as an associate at Sidley Austin LLP. Ms. Wiviott received her B.A. from the University of Wisconsin and her J.D. from Harvard Law School.

We believe Ms. Wiviott’s executive and legal experience provides her with the qualifications and skills to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged BDO USA, LLP (“BDO”), as our independent registered public accounting firm for the year ending December 31, 2017, and is seeking ratification of such selection by our stockholders at the Annual Meeting. BDO has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2010. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to BDO during the years ended December 31, 2016 and 2015. The Audit Committee approved all of the fees described below.

	Year Ended December 31,
	2016	2015
	(In thousands)
Audit Fees(1)	$1,062	$679
Tax Fees	93	84
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$1,155	$763

(1)

Audit fees of BDO USA, LLP for the years ended December 31, 2016 and 2015 were for professional services rendered for the audits of our financial statements, including accounting consultation and reviews of quarterly financial statements. Fees for 2016 and 2015 include $0.4 million and $0.2 million, respectively, for services associated with our initial public offering (the “IPO”), which was completed in August 2016.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee, to the extent permitted by applicable laws, pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at www.kadmon.com.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by BDO since our initial public offering in August 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

VOTE TO APPROVE OUR NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION POLICY

Our Board recommends that stockholders vote FOR this proposal to approve our Non-Employee Directors’ Equity Compensation Policy (the “NED Compensation Policy”). The NED Compensation Policy was initially adopted by our Board on November 20, 2015, authorizing up to 60,000 options to purchase shares of our common stock to the chairman of our Board and chairman of our audit committee and 20,000 options to purchase shares of our common stock to all other non-employee Directors (which was adjusted to 9,231 and 3,077 options to purchase shares of our common stock, respectively, in connection with the one-for-six and one half reverse stock split on July 26, 2016) under the 2011 Equity Incentive Plan.

On December 5, 2016, our Board adopted changes to the NED Compensation Policy to increase the annual number of options to purchase shares of our common stock to 50,000 for the chairman of our Board and the chairman of our audit committee and 25,000 for all other non-employee Directors (the “Annual Options).

This change becomes effective this June for the Annual Options to be granted to Directors at the time of our Annual General Meeting on June 29, 2017.  These Annual Options will be subject to one year of service vesting.  These changes were made, taking into account a report on board compensation prepared by Veritas Executive Compensation Consultants.  The Annual Options are being granted under our 2016 Equity Incentive Plan (the “2016 Plan”), which includes an annual limit on non-employee Director equity compensation equal to $300,000 divided by the fair market value of shares of our common stock underlying awards.

The number of shares underlying the Annual Options is within this annual dollar-denominated limit under the 2016 Plan, based on our current stock price.  However, if our stock price increases to $6 per share or above, the chairman of our Board and the chairman of our audit committee’s Annual Option grant would need to be decreased.

On April 4, 2017 the Board approved as part of the NED Compensation Policy a clarifying modification to the annual limit for director grants to be $300,000 divided by the fair value of an award on the grant date rather than the fair market value of shares of our common stock underlying the award on the grant date.  This is so the annual limits on awards will be based on the dollar value or accounting expense of those awards, regardless of whether the award is granted as restricted shares, restricted stock units or options.  The Company has elected to grant equity to non-employee Directors in the form of options to purchase shares of our common stock, which only have value if the price of a share of our common stock increases over the grant date price and, for those reasons, options typically also have a lower fair value than restricted shares or restricted stock units.  If you approve this proposal, non-employee Directors will be eligible to receive grants not to exceed $300,000 divided by the fair value of each equity award on its grant date, and the Annual Options will be subject to this limit.

We are not seeking any changes to the material terms of the 2016 Plan, or any increase in the number of shares of our common stock under the 2016 Plan available to Directors or employees (or any changes to the terms of the plan applicable to employees) or that would be a material modification of the 2016 Plan under the meaning of Section 162(m) of the Code or that trigger shareholder approval requirements under the NYSE listing rules.  We are seeking your approval as a matter of transparency with our shareholders and good corporate governance.

The shares underlying the Annual Options would be drawn from remaining shares under the 2016 Plan.  As of January 1, 2017, 2,085,631 shares were available for issuance under the 2016 Plan.

For more information about the NED Compensation Policy and the 2016 Plan, see the “Director Compensation” and “Information About Stock Ownership” sections of this Proxy Statement and the 2016 Plan, which is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 22, 2017.

If you do not approve this proposal, we will continue to grant the Annual Options subject to the limitations of the 2016 Plan as drafted. This would result in the unintended result that our non-employee Directors’ compensation would decrease as a result of the Company generating strong stock price performance for investors.

Our Board believes that the ability to grant equity to our non-employee Directors is critical to our efforts to attract and retain key talent on our Board and to encourage ownership of shares of our common stock by our non-employee Directors. Only non-employee Directors may participate in the NED Compensation Policy.  The Company grants its non-employee Directors option awards, instead of restricted stock awards, to closely align the interests of our non-employee Directors with the interests of our shareholders.

Only nonstatutory stock options may be granted under the NED Compensation Policy. Generally, no taxable income is recognized by a non-employee Director upon the grant of a nonstatutory option, nor will we be entitled to a deduction at that time. A non-employee Director will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the option shares on the exercise date over the exercise price paid. We will be entitled to an income tax deduction in the year of exercise equal to the amount of ordinary income recognized by the non-employee Director with respect to the exercised nonstatutory option.

New Plan Benefits

The awards that will be made to individuals under the NED Compensation Policy will be consistent with those described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR OUR NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION POLICY.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Kadmon under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.kadmon.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Kadmon’s audited financial statements as of and for the year ended December 31, 2016.

The Audit Committee has discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with BDO their independence, and received from BDO the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with BDO, with and without management present, the scope and results of BDO’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also has engaged BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such selection by the stockholders.

Audit Committee

D. Dixon Boardman, Chair

Eugene Bauer, M.D.

Steven Meehan

Tasos G. Konidaris

CORPORATE GOVERNANCE

Corporate Governance

Board and Committees

Certain of the current members of our Board were appointed in accordance with our Second Amended and Restated Limited Liability Company Agreement (“LLC Agreement”). The LLC Agreement provided that our Board initially consist of seven members but could be increased from time to time by resolution of the Board. Currently, our Board is made up of ten members. On the effective date of the Corporate Conversion (defined herein), the members of the board of managers of Kadmon Holdings, LLC became the members of Kadmon Holdings, Inc.’s board of directors. The LLC Agreement terminated upon the closing of our IPO and, thereafter, our directors will be elected by the vote of our common stockholders. The current directors’ term ends at the first annual meeting of our stockholders, which will be held on June 29, 2017.

Pursuant to existing agreements with certain of our investors, GoldenTree Asset Management LP (together with certain of its affiliated entities), Falcon Flight LLC and Alpha Spring Limited had the right to appoint a member of our Board. Under the aforementioned rights, GoldenTree Asset Management LP (together with certain of its affiliated entities) appointed Treacy Gaffney and Alpha Spring Limited appointed Louis Shengda Zan to our Board. These rights terminated upon the effectiveness of our IPO. Ms. Gaffney resigned from our Board effective April 25, 2016.

For so long as affiliates of GoldenTree Asset Management LP collectively own at least 7.5% of our common stock (calculated on an “as if” converted basis and taking into account the exercise of all other options, warrants and other equity‑linked securities held by such GoldenTree affiliated entities), GoldenTree Asset Management LP will have the right, at its option, to designate (i) one director to our Board and, upon such designation, the Board shall recommend to the stockholders to vote for the election of GoldenTree Asset Management LP’s designee at any meeting of stockholders convened to elect our directors or (ii) one observer to our Board. As of the date of this Annual Report, GoldenTree has not designated a director or observer to our Board.

Following closing of our IPO until the dissolution and winding up of Kadmon I, for so long as 72 KDMN Investments, LLC (“72 KDMN”) owned, directly or indirectly, any membership interests in Kadmon I, then 72 KDMN had the right, at its option, to designate one director to our Board and, upon such designation, the Board would have been required to recommend to the stockholders to vote for the election of 72 KDMN’s designee at any meeting of stockholders convened to elect our directors. Andrew B. Cohen, a former member of our Board, is an affiliate of 72 KDMN. Following the dissolution of Kadmon I on January 23, 2017, for so long as 72 KDMN owns, directly or indirectly, at least 25.0% of our common stock received by 72 KDMN upon the dissolution and winding up of Kadmon I, then 72 KDMN had the right, at its option, to designate one director to our Board and, upon such designation, the Board would have been required to recommend to the stockholders to vote for the election of 72 KDMN’s designee at any meeting of stockholders convened to elect our directors. However, in January 2017, Mr. Cohen resigned from our Board and we received notice that 72 KDMN forfeited, relinquished and waived any and all rights it has to designate a director to our Board.

Director Independence

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board has determined that each of its members, other than Drs. Harlan W. Waksal and Alexandria Forbes, is an “independent director” as defined under the NYSE listing standards, including Mr. Andrew B. Cohen prior to his resignation in January 2017.

Audit Committee

The audit committee of our Board oversees the quality and integrity of our financial statements and other financial information, accounting and financial reporting processes, internal controls and procedures for financial reporting and internal audit function. It also oversees the audit and other services provided by our independent auditors and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditor. In addition, our audit committee is responsible for reviewing our compliance with legal and regulatory requirements, and it assists the Board , at the Board’s request, by providing an initial review of and recommendation to the Board regarding proposed business transactions.

The current members of our audit committee are Mr. D. Dixon Boardman, Dr. Eugene Bauer, Mr. Steven Meehan and Mr. Tasos G. Konidaris, with Mr. Boardman serving as the committee’s chairman. We anticipate that Mr. Konidaris will become the chairman of the audit committee in the near future. Our Board has determined that Mr. Boardman, Mr. Meehan and Mr. Konidaris are “audit committee financial experts” as defined by SEC rules and regulations. The composition of our audit committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the audit committee’s written charter is publicly available on our website at www.kadmon.com.

Compensation Committee

The compensation committee of our Board reviews and determines the compensation of all of our executive officers and establishes our compensation policies and programs. Specific responsibilities of our compensation committee include, among other things, evaluating the performance of our chief executive officer and determining our chief executive officer’s compensation. It also determines the compensation of our other executive officers. In addition, our compensation committee administers all equity compensation plans and has the authority to grant equity awards subject to the terms and conditions of such equity compensation plans. Furthermore, our compensation committee reviews and approves various other compensation policies and matters. Our compensation committee also reviews and discusses with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings, and it prepares a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10‑K filed with the SEC.

The current members of our compensation committee are Mr. D. Dixon Boardman, Dr. Eugene Bauer and Ms. Susan Wiviott, with Mr. Boardman serving as the committee’s chairman. The composition of our compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the compensation committee’s written charter is publicly available on our website at www.kadmon.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our Board oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board, and evaluates the performance of our Board and individual members of our Board. When identifying nominees, the nominating and corporate governance committee considers, among other things, a nominee’s character and integrity, level of education and business experience, financial literacy and commitment to represent long‑term interests of our equity holders. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board concerning corporate governance matters.

The current members of our nominating and corporate governance committee are Mr. D. Dixon Boardman, Mr. Bart M. Schwartz and Ms. Susan Wiviott, with Mr. Schwartz serving as the committee’s chairman. The composition of our nominating and corporate governance committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the nominating and corporate governance committee’s written charter is publicly available on our website at www.kadmon.com.

Regulatory and Compliance Committee

The current members of our regulatory and compliance committee are Dr. Eugene Bauer, Mr. D. Dixon Boardman, Mr. Bart M. Schwartz, Dr. Thomas E. Shenk and Ms. Susan Wiviott, with Mr. Schwartz serving as the committee’s chairman.

The regulatory and compliance committee is responsible for, among other matters:

•	reviewing and overseeing our compliance program and the compliance program(s) with respect to companies we acquire and which we exercise a controlling interest;
•	reviewing the status of our compliance with relevant laws, regulations and internal procedures;
•	reviewing and evaluating internal reports and external data based on criteria developed by the regulatory and compliance committee;
•	discussing, in consultation with the compensation committee, an evaluation of whether compensation practices are aligned with our compliance obligations;
•

making written recommendations about whether an employee’s compensation should be reduced or extinguished if there is a government or regulatory action that has caused significant financial or reputational damage to our company due to the employee’s involvement in the conduct at issue; and

•

reporting to the Board on the state of our compliance functions, relevant compliances issues, potential patterns of non‑compliance identified within our company, significant disciplinary actions against any compliance or internal audit personnel, and any other issues that may reflect any systemic or widespread problems in compliance or regulatory matters exposing our company to substantial compliance risk.

A copy of the regulatory and compliance committee’s written charter is publicly available on our website at www.kadmon.com.

Board Leadership Structure and Role in Risk Oversight

The Board is led by Mr. Bart M. Schwartz. We believe that having an independent director serve as the non-executive Chairman of the Board is in the best interests of our stockholders. The separation of roles allows our Chairman to focus on the organization and effectiveness of the Board and any potential conflicts of interest that require review by the Board’s independent members. At the same time, it allows our Chief Executive Officer to focus on executing our strategy and managing our operations, performance and risk.

One of the key functions of our Board is informed oversight of our business risk management process. The Board does not have a standing business risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit and finance committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The nominating and corporate governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability‑creating conduct. Our nominating and corporate governance committee is also responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our Board and its committees. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking. Our audit and finance committee periodically reviews the general process for the oversight of risk management by our Board.

Risk Considerations in Our Compensation Program

We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on us.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and third-party consultants. We have posted a current copy of the code and our corporate governance guidelines on our website, www.kadmon.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met four times during 2016. The audit committee met six times, the compensation committee met three times, the regulatory and compliance committee met four times and the nominating and corporate governance committee met four times. During 2016, each Board member attended all of the meetings of the Board and of the committees of the Board on which he/she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting, except Mr. Zan, who did not attend any board meetings and Dr. Bauer who attended two of the three compensation committee meetings. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Meetings of the Company’s Non-Management Directors

The non-management directors of the Board meet in executive session in connection with each regularly scheduled Board meeting. Mr. Schwartz serves as the chair of those meetings, which Dr. Harlan Waksal, Thomas E. Shenk and Dr. Alexandria Forbes do not attend.

Stockholder Communications with the Board

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Board, at 450 East 29th Street, New York, New York 10016. The Secretary of the Board will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or has been a current or former officer or employee of Kadmon Holdings, Inc. or had any related person transaction involving Kadmon Holdings, Inc. None of our executive officers serve as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Participation in the Private Placement

Certain of our existing institutional investors purchased an aggregate of 1,488,095 shares of our common stock in our private placement that closed on March 13, 2017.  Third Point Partners, LLC purchased 1,488,095 shares of our common stock for $5.0 million and also received 595,238 warrants to purchase shares of our common stock with an exercise price of $4.50 and a term of 13 months from the date of issuance. See “Information About Stock Ownership” for more information about the shares held by these identified entities.

Participation in the IPO

Certain of our existing institutional investors, including investors affiliated with certain of our directors, purchased an aggregate of 2,708,332 shares of our common stock in our IPO at the IPO price of $12.00 per share, for an aggregate purchase price of $32.5 million, and on the same terms as the shares that were sold to the public generally. Perceptive Advisors, LLC, Third Point Partners, LLC and GoldenTree purchased 1,458,333 shares of our common stock for $17.5 million, 1,041,666 shares of our common stock for $12.5 million and 208,333 shares of our common stock for $2.5 million, respectively. See “Information About Stock Ownership” for more information about the shares held by these identified entities.

Related Party Agreements

At December 31, 2016, Kadmon I, LLC held approximately 12.1% of the total outstanding common stock of Kadmon Holdings, Inc. Mr. Steven N. Gordon was the managing member of Kadmon I, LLC and is also our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer. Kadmon I, LLC has no special rights or preferences in connection with its investment in Kadmon Holdings, Inc., and has the same rights as all other holders of Kadmon Holdings, Inc. common stock. On January 23, 2017, Kadmon I, LLC was dissolved and liquidated. Upon dissolution and liquidation, all assets of Kadmon I, LLC which consists solely of the shares of common stock in Kadmon Holdings, Inc., were distributed to the members of Kadmon I, LLC.

In October 2011, Dr. Samuel D. Waksal, a former employee and our then-Chief Executive Officer, issued an equity instrument to YCMM Funding, LLC, a third-party organization, in exchange for certain fundraising services on behalf of and for the benefit of Kadmon Holdings, LLC. The underlying value of the equity instrument is based on 536,065 Class A membership units and was redeemable for cash upon the occurrence of a liquidity event. In accordance with SAB 107, the liability associated with the equity instrument was recognized by Kadmon Holdings, LLC upon Dr. Samuel D. Waksal entering into the arrangement and has subsequently been stated at fair value at each reporting date with the change in value being recognized within the statement of operations. The fair value of this equity instrument was $0 and $69,000 at December 31, 2016 and 2015, respectively. Upon consummation of our IPO on August 1, 2016 with a price per share of $12.00 per share, the fair value of this equity instrument had a fair value of $0, which resulted in no liability owed by us.

In November 2011, we entered into an agreement with SBI Holdings, Inc., an indirect holder of more than 5% of our outstanding membership interests through Kadmon I, LLC, in connection with an investment of $6.5 million for 306,067 of our Class A membership units (the SBI Agreement). Subject to certain terms and conditions contained therein, the SBI Agreement provided SBI Holdings, Inc. with certain consent rights relating to our activities, information rights and rights upon liquidity events, among other things. The aforementioned rights terminated upon the closing of the IPO on August 1, 2016.

In October 2013, we entered into an agreement with Alpha Spring Limited in connection with an investment of $35.0 million by Alpha Spring Limited for 2,679,939 of our Class A membership units (the “Alpha Spring Agreement”). Subject to certain terms and conditions contained therein, the Alpha Spring Agreement provides Alpha Spring Limited with certain consent rights relating to our activities, most favored nation rights, the right to appoint a member of our Board and information rights, among other things. The aforementioned rights terminated upon the closing of the IPO on August 1, 2016.

During 2014, Dr. Harlan W. Waksal, our President and Chief Executive Officer, provided us with a $3.0 million short‑term, interest‑free loan to meet operating obligations. The $3.0 million related party loan with Dr. Harlan W. Waksal was repaid in full in November 2016.

In September 2015, we entered into an agreement with GoldenTree Asset Management LP and certain of its affiliated entities in connection with (i) a settlement of certain claims alleging breaches of a letter agreement between us and such entities relating to a prior investment by such entities in our securities, which letter agreement was terminated as part of this settlement and (ii) participation by such entities in an aggregate amount of $15.0 million in the 2015 Credit Agreement, including the warrants issued in connection therewith, and the Senior Convertible Term Loan (the “GoldenTree Agreement”). Subject to certain terms and conditions contained therein, the GoldenTree Agreement provided GoldenTree Asset Management LP and certain of its affiliated entities with certain most favored nation rights, anti‑dilution protections including the issuance of additional Class E redeemable convertible membership units with a conversion price equal to any down round price and a right to appoint a member of our Board, among other things. The aforementioned rights terminated upon the closing of the IPO on August 1, 2016.

In June 2016, we entered into an agreement with 72 KDMN whereby we agreed to extend certain rights to 72 KDMN which survived the closing of the IPO, including board of director designation rights, see “Directors Compensation,” and confidentiality rights, subject to standard exceptions. In addition, we agreed to provide 72 KDMN with most favored nation rights which terminated upon the closing of the IPO on August 1, 2016. Andrew B. Cohen, a former member of our Board, is an affiliate of 72 KDMN. Following the dissolution of Kadmon I on January 23, 2017, for so long as 72 KDMN owns, directly or indirectly, at least 25.0% of our common stock received by 72 KDMN upon the dissolution and winding up of Kadmon I, then 72 KDMN will have the right, at its option, to designate one director to our Board and, upon such designation, the Board shall recommend to the stockholders to vote for the election of 72 KDMN’s designee at any meeting of stockholders convened to elect our directors. In January 2017, Mr. Cohen resigned from our Board and we received notice that 72 KDMN forfeits, relinquishes and waives any and all rights it has to designate a director to our Board.

In June 2016, Dr. Harlan W. Waksal, our President and Chief Executive Officer, certain entities affiliated with GoldenTree Asset Management LP, Bart M. Schwartz, the chairman of our Board, 72 KDMN and D. Dixon Boardman, a member of our Board, subscribed for 86,957, 43,479, 21,740, 86,957 and 21,740 of our Class E redeemable convertible units, respectively, at a value of $11.50 per unit.

In June 2016, we entered into certain agreements with Falcon Flight LLC and one of its affiliates in connection with a settlement of certain claims alleging breaches of a letter agreement between us and Falcon Flight LLC relating to a prior investment by Falcon Flight LLC and its affiliate in our securities, which letter agreement was amended and restated as part of this settlement, which, together with a supplemental letter agreement, we refer to as the Falcon Flight Agreement. Subject to certain terms and conditions contained therein, the Falcon Flight Agreement provides Falcon Flight LLC and its affiliate with certain most favored nation rights, information rights, consent rights, anti‑dilution protections including the issuance of 1,061,741 additional Class E redeemable convertible membership units with a conversion price equal to any down‑round price, a right to designate a member of our board of then managers or observer and notice requirements with respect to any waivers by the underwriters in connection with lock‑up agreements, among other things. The aforementioned rights terminated upon the closing of the IPO on August 1, 2016, except for indemnification of Falcon Flight LLC’s board designee or observer, which survives termination. In addition, we agreed to pay $500,000 to Falcon Flight LLC within one business day following the consummation of the IPO, and $300,000 within sixty days following the consummation of the IPO. We recorded an estimate for this settlement of approximately $10.4 million in September 2015 and recorded an additional expense of $2.6 million in June 2016 based on the excess of the fair value of this settlement over the $10.4 million previously expensed in 2015.

Corporate Conversion

Prior to the IPO, we were a Delaware limited liability company. On July 26, 2016, in connection with the pricing of the IPO, Kadmon Holdings, LLC filed a certificate of conversion, whereby Kadmon Holdings, LLC effected a corporate conversion from a Delaware limited liability company to a Delaware corporation and changed its name to Kadmon Holdings, Inc. (the “Corporate Conversion”). As required by the Second Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC, the Corporate Conversion was approved by our Board. In connection with the Corporate Conversion and holders of our outstanding voting units received 19,585,865 shares of common stock for all units held immediately prior to the Corporate Conversion, holders of options and warrants to purchase units became options and warrants to purchase one share of common stock for every 6.5 Class A units underlying such options or warrants immediately prior to the Corporate Conversion.

Financing Arrangements

August 2015 Secured Term Debt

In August 2015, we entered into the 2015 Credit Agreement in the amount of $35.0 million with two lenders. The interest rate on the loan is LIBOR plus 9.375% with a 1% floor. We incurred a $0.8 million commitment fee in connection with the loan that will be amortized to interest expense over the term of the agreement. The basic terms of the loan required monthly payments of interest only through the first anniversary date of the loan and required us to maintain certain financial covenants requiring us to maintain a minimum liquidity amount and minimum revenue levels beginning after June 30, 2016 through August 1, 2016, the date we consummated our IPO. Beginning on the first anniversary date of the loan, we were required to make monthly principal payments in the amount of $0.4 million. Any outstanding balance of the loan and accrued interest is to be repaid on June 17, 2018. The secured term loan is collateralized by a first priority perfected security interest in all our tangible and intangible property.

In conjunction with the 2015 Credit Agreement, warrants with an aggregate purchase price of $6.3 million to acquire Class A membership units were issued to two lenders, of which $5.4 million was recorded as a debt discount and $0.9 million was recorded as loss on extinguishment of debt in our consolidated financial statements.

Deferred financing costs of $1.3 million were recognized in recording the 2015 Credit Agreement and will be amortized to interest expense over the three year term of the agreement. Additionally, fees paid to one existing lender, inclusive of financial instruments issued of $0.1 million, were charged to loss on extinguishment of debt. There was also $1.5 million of debt discount and $0.4 million of deferred financing cost write‑offs charged to loss on extinguishment of debt in connection with this transaction.

We entered into a third waiver agreement to the 2015 Credit Agreement in September 2016 to negotiate the amendment and restatement of certain covenants contained in the 2015 Credit Agreement. In connection with such negotiation, the lenders under the 2015 Credit Agreement had agreed to refrain from exercising certain rights under the 2015 Credit Agreement, including the declaration of a default and to forbear from acceleration of any repayment rights with respect to existing covenants until the parties have consummated the amendment and restatement of such provisions. In addition, certain payments required to be made under the 2015 Credit Agreement had been deferred while the parties negotiated the amendment. The parties executed a second amendment to the 2015 Credit Agreement in November 2016 whereby we deferred further principal payments owed under the 2015 Credit Agreement in the amount of $0.4 million per month until August 31, 2017. Additionally, the parties amended various clinical development milestones and added a covenant pursuant to which we are required to raise $40.0 million of additional equity capital by the end of the second quarter of 2017. All other material terms of the 2015 Credit Agreement, including the maturity date, remain the same. As of the date hereof, we are not in default under the terms of the 2015 Credit Agreement.

We entered into a fourth waiver agreement to the 2015 Credit Agreement in March 2017 under which the lenders under the 2015 Credit Agreement agreed to refrain from exercising certain rights under the 2015 Credit Agreement, including the declaration of a default and to forbear from acceleration of any repayment rights with respect to existing covenants. The report and opinion of our independent registered public accounting firm, BDO USA, LLP, contains an explanatory paragraph regarding our ability to continue as a going concern, which is an event of default under the 2015 Credit Agreement.

At December 31, 2016, the outstanding balance of the 2015 Credit Agreement was $34.6 million and the interest rate was LIBOR plus 9.375% with a 1% floor. We were in compliance with all covenants under the 2015 Credit Agreement at December 31, 2016 and 2015.

Other Equity Grants

In December 2014, Dr. Samuel D. Waksal received an award of 5,000 equity appreciation rights units (“EARs”) under the 2014 long-term incentive plan (the “2014 LTIP”) with a base price of $6.00 per EAR unit. The number of EAR units granted to Dr. Samuel D. Waksal was adjusted to equal 0.75% of our common stock determined on the first trading date following the date of the IPO. Based on the initial public offering price of $12.00 per share, the number of shares underlying Dr. Samuel D. Waksal’s LTIP award is 1,783,618. After giving effect to the provisions of our separation agreement dated as of February 3, 2016 with Dr. Samuel D. Waksal discussed below, his EAR units vest upon the earliest of any of the following events: (a) the expiration date of December 16, 2024 if an IPO is consummated on or before December 16, 2024, subject to continuing service through December 16, 2024 (or a termination due to death or disability within one year prior to such date), (b) the date of a Change in Control (excluding an IPO) that occurs after the submission date of a registration statement on Form S‑1 to the SEC but prior to December 16, 2024 (subject to continuing service through the date of the Form S‑1 submission or, if earlier, the date of any material agreement or filing made in furtherance of the applicable Change in Control transaction), (c) subject to continuing service through the date of the Form S‑1 submission, if and when the fair market value of each EAR unit exceeds 333.0% of the $6.00 grant price ($20.00) per share prior to December 16, 2024. In addition, the Administrator retains the discretion to cash out the EAR units upon a Change in Control. Payments are made no later than March 15 of the year following the year in which the award becomes vested. Payment will be made in cash or in common shares at our election with the payment amount determined using the fair market value of the common stock on the trading date immediately preceding the settlement date and any payment in the form of common stock will be limited to a maximum share allocation.

Relationship with MeiraGTx

In April 2015, we executed several agreements which transferred our ownership of Kadmon Gene Therapy, LLC to MeiraGTx, a then wholly‑owned subsidiary of our company. As part of these agreements, we also transferred various property rights, employees and management tied to the ongoing development of the intellectual property and contracts identified in the agreements to MeiraGTx.

MeiraGTx subsequently ratified its shareholder agreement and accepted the pending equity subscription agreements, which provided equity ownership to various parties. The execution of these agreements resulted in our 48.0% ownership in MeiraGTx. The estimated fair value of our ownership interest was $24.0 million at the time of the transaction. At December 31, 2016, we maintain a 38.7% ownership in MeiraGTx. At December 31, 2016, Drs. Alexandria Forbes, Thomas E. Shenk and Mr. Steven N. Gordon, each maintain ownership interests of 6.6%, 1.9% and 0.5%, respectively.

MeiraGTx is developing an extensive pipeline of gene therapy products for inherited and acquired disorders, with the first three Phase 1/2 clinical trials initiating in 2016. MeiraGTx is developing therapies for xerostomia following radiation treatment for head and neck cancer; ocular diseases, including rare inherited retinopathies, including LCA2, achromatopsias, X‑linked retinitis pigmentosa and dry and wet AMD; and neurodegenerative diseases, including amyotrophic lateral sclerosis (“ALS”). MeiraGTx is also developing a transformative gene regulation technology platform that allows delivery of any biologic using an oral small molecule.

Relationship with NT Life

Kadmon Corporation, our wholly‑owned subsidiary, currently holds 81,591 shares of common stock of Nano Terra, representing less than 1.0% of Nano Terra’s issued and outstanding capital stock. Kadmon Corporation, LLC entered into a joint venture with SLx through the formation of NT Life, whereby Kadmon Corporation, LLC contributed $0.9 million at the date of formation in exchange for a 50.0% interest in NT Life and entered into a sub‑licensing arrangement with NT Life. Pursuant to the sub‑licensing arrangement, Kadmon Corporation was granted a perpetual, worldwide, exclusive license to three clinical‑stage product candidates owned by SLx, as well as rights to SLx’s drug discovery platform, Pharmacomer Technology, each of which were licensed by SLx to NT Life. One of the two clinical‑stage products is being developed by us and is known as KD025. Patents and applications relating to these products were part of the sub‑licensing agreement. Know‑how related to the Pharmacomer Technology was also part of the sub‑licensing agreement.

Executive Compensation and Equity Awards

Please see “Executive Compensation” for information on the compensation of, and equity awards granted to, our directors and executive officers.

On July 13, 2016, the compensation committee of the Board approved the amendment of all outstanding option awards under our 2011 Equity Incentive Plan, including with respect to option awards previously granted to our executive officers, effective upon the date of pricing of the IPO, to adjust the exercise price (on a post‑Corporate Conversion, post‑split basis) to the initial public offering price of $12.00 per share.

Employment Agreements

Please see the section titled “Executive Compensation” for information on compensation and employment arrangements with our named executive officers.

Separation of Dr. Samuel D. Waksal

Dr. Samuel D. Waksal’s Former Roles at Kadmon

Dr. Samuel D. Waksal founded our company in October 2010 and, until August 2014, was the chairman of our then board of managers and our Chief Executive Officer. In August 2014, he stepped down as our Chief Executive Officer and became our Chief of Innovation, Science and Strategy. Concurrently therewith, Dr. Harlan W. Waksal, who is Dr. Samuel D. Waksal’s brother, was appointed President and Chief Executive Officer. In July 2015, Dr. Samuel D. Waksal resigned as chairman and as a member of our then board of managers. On August 1, 2015, Mr. Bart M. Schwartz, Esq., joined our Board and was elected as its Chairman.

In 2002, Dr. Samuel D. Waksal was charged by the SEC with violating the federal securities laws in connection with trades made in the shares of ImClone Systems, where he served as president, chief executive officer and director. Dr. Samuel D. Waksal was also charged with, and subsequently pled guilty to, securities fraud, bank fraud, wire fraud, obstruction of justice, perjury and related conspiracy charges.

As a result of a negotiated settlement of a civil enforcement action brought by the SEC, Dr. Samuel D. Waksal is subject to a final judgment and order on consent (“Consent Decree”). The Consent Decree permanently restrains and enjoins him from violating, directly or indirectly, laws and rules that prohibit securities fraud, including Section 10(b) of the Exchange Act and Rule 10b‑5 thereunder, Section 17(a) of the Securities Act of 1933 and Section 16(a) of the Exchange Act. The Consent Decree also permanently bars Dr. Samuel D. Waksal from acting as an officer or director of any public company.

Separation Agreement with Dr. Samuel D. Waksal

Effective as of February 8, 2016, Dr. Samuel D. Waksal resigned from all positions with us and is no longer employed by us in any capacity. We do not intend for Dr. Samuel D. Waksal to become an employee, provide any ongoing consulting services or rejoin the Board.

In connection with his resignation, we entered into a separation agreement with Dr. Samuel D. Waksal terminating his employment with us and providing that he shall perform no further paid or unpaid services for us whether as employee, consultant, contractor or any other service provider. The principal provisions of the separation agreement are summarized below.

Severance and Other Payments

We have agreed to make a series of payments (all subject to withholding taxes) to Dr. Samuel D. Waksal, some of which are contingent, structured as follows:

•

a $3.0 million severance payment, of which the first $1.0 million will be payable during the first year after February 8, 2016, with the remaining $2.0 million to be payable during the two years commencing with the first anniversary of the start of payments of the first $1.0 million;

•

supplemental conditional payments of up to $6.75 million in the aggregate that are payable in 2017 ($2.25 million), 2018 ($2.25 million) and 2019 ($2.25 million) if specified benchmarks related to the valuation of our company implied by the public offering price per share in the IPO, the net proceeds to us from the IPO and our equity market capitalization on specified dates are achieved and subject to our having cash and cash equivalents less payables of $50.0 million or more on the dates when we make those payments;

•

an amount equal to 5.0% (up to a maximum of $15.0 million) of any cash received by us or guaranteed cash payments (as defined below) received by us pursuant to the first three business development programs that we enter into on or before February 8, 2019 to research, develop, market or commercialize our ROCK2 program or our immuno‑oncology program. For purposes of the separation agreement, ROCK2 program is defined to mean pathways involving ROCK2 or other pathways effecting autoimmunity, fibrosis, cancer or neurodegenerative diseases; immuno‑oncology program is defined to mean antibodies or small molecules involved in inducing the immune system to make an anti‑tumor response; and guaranteed cash payments is defined to mean payments to us of cash contractually provided for pursuant to an agreement entered into by us with respect to a business development program, which payments are not subject to our meeting any milestones or thresholds. If the aggregate cash and guaranteed cash payments received by us pursuant to any business development program exceed $800.0 million before the completion of the IPO, the equity market capitalization requirements that must be met for Dr. Samuel D. Waksal to earn the supplemental payments of up to $6.75 million described above shall be deemed fulfilled, regardless of our equity market capitalization at the applicable time.

LTIP Award

With regard to the award of 5,000 EAR units granted to Dr. Samuel D. Waksal in December 2014, the separation agreement provides that:

•

by virtue of his separation from service, Dr. Samuel D. Waksal acknowledges that he is no longer entitled to vesting on December 16, 2024 based on the occurrence of an IPO on or before that date and continued service through that date;

•	the service component included in the vesting condition related to the occurrence of a change of control after an IPO but before December 16, 2024 is now satisfied;
•

the service component included in the vesting condition related to the occurrence of a 333% increase in the fair market value of each EAR unit from the $6.00 grant price per unit before December 16, 2024 is now satisfied; and

•	Dr. Samuel D. Waksal’s EAR units shall not be subject to forfeiture, termination or recapture for violation of the restrictive covenants contained in the 2014 LTIP.

Lock‑up Agreement

Dr. Samuel D. Waksal entered into a 180‑day lock‑up agreement in connection with the IPO which expired on January 22, 2017. If requested by the managing underwriters in any subsequent offering at the time of which Dr. Samuel D. Waksal owns five percent or more of our common stock, he will enter into a lock‑up agreement for a period not to exceed 90 days and in the form customarily requested by the managing underwriters for that offering (subject to mutually agreed exceptions), so long as other equityholders enter into substantially similar lock‑up agreements. If any of our equityholders that signs a lock‑up agreement is released from its provisions by the managing underwriters, Dr. Samuel D. Waksal will also be released from his lock‑up agreement.

Covenants

The separation agreement contained customary non‑solicitation, non‑competition and non‑disparagement provisions that continue in effect until February 8, 2019. In addition, Dr. Samuel D. Waksal agreed to make himself available, at our expense, to assist us in protecting our ownership of intellectual property and in accessing his knowledge of scientific and/or research and development efforts undertaken during his employment with us.

Releases

The separation agreement provided for mutual releases by the parties and related persons of all claims arising out of Dr. Samuel D. Waksal’s relationship with us as an employee, founder, investor, member, owner, member or Chairman of the Board, Chief Executive Officer, or officer.

Indemnification Agreements

Our bylaws provide that we will indemnify our directors, officers and certain key employees to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Except as disclosed in “Item 3. Legal Proceedings” in our Annual Report on Form 10-K for the year ended December 31, 2016, there is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under this policy:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non‑employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non‑employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for the year ended December 31, 2016. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee member of our Board in 2016. Dr. Harlan W. Waksal is a member of our Board who also serves as our President and Chief Executive Officer and therefore does not receive any additional compensation for his service as a director.

Name	Fees earned or paid in cash (1)	Option awards (2)	Total
Bart M. Schwartz, Esq.	25,000	27,814	52,814
Eugene Bauer, M.D.	23,000	9,271	32,271
D. Dixon Boardman	31,000	27,814	58,814
Andrew B. Cohen(3)	26,000	9,271	35,271
Alexandria Forbes, Ph.D.	8,000	9,271	17,271
Treacy Gaffney(4)	2,000	—	2,000
Thomas E. Shenk, Ph.D.	20,000	9,271	29,271
Susan Wiviott, J.D.	25,000	9,271	34,271
Louis Shengda Zan	—	9,271	9,271

__________________

(1)

The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in 2016 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)

The amounts reported in this column represent the grant date fair value calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Mr. Cohen resigned from our Board effective January 13, 2017. Mr. Steven Meehan was appointed to replace Mr. Cohen on our Board effective January 17, 2017.
(4)	For Ms. Gaffney’s 2016 Board compensation, payment was issued to GoldenTree Asset Management LP. Ms. Gaffney resigned from our Board effective April 25, 2016.

At December 31, 2016, our non-employee directors as of such date held the following outstanding options (in the aggregate):

Name	Shares Subject to Outstanding Options
Bart M. Schwartz, Esq.	26,668
Eugene Bauer, M.D.	16,925
D. Dixon Boardman	23,079
Andrew B. Cohen	16,925
Alexandria Forbes, Ph.D.	23,079
Thomas E. Shenk, Ph.D.	12,308
Susan Wiviott, J.D.	16,925
Louis Shengda Zan	12,308

For the year ended December 31, 2016, our non‑employee directors were compensated for their services on our Board as follows:

•

each non‑employee director received an option grant to purchase 3,077 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant upon his or her initial election or appointment to our Board;

•

each non‑employee director received an annual, or pro rata portion thereof for each partial year of service, option grant to purchase 3,077 shares of common stock with an exercise price equal to the closing price of our common stock on the date of grant;

•	each non‑employee director received compensation for each attended regularly scheduled board meeting of $2,000;
•	each non‑employee director received compensation for each attended special board meeting of $1,000;
•	each non‑employee director who served as a chairperson of our board or its audit committees received an additional annual option grant to purchase 6,154 shares of our common stock; and
•	each non‑employee director who served as member of a committee of our Board received additional compensation per attended meeting of $1,000.

Beginning January 1, 2017, our non‑employee directors will be compensated for their services on our Board as follows:

•

each non‑employee director will receive an annual, or pro rata portion thereof, option grant to purchase 25,000 shares of common stock with an exercise price equal to the closing price of our common stock on the date of grant;

•

each non‑employee director who serves as a chairperson of our board or its audit committee will receive an annual option grant to purchase 50,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant;

•	each non‑employee director will receive $5,000 for each board meeting personally attended and $2,500 for each board meeting attended telephonically;
•

each non‑employee director who serves as a chairperson of our board will receive an additional $2,500 for each board meeting personally attended and $1,250 for each board meeting attended telephonically;

•

each non‑employee director who serves as member of a committee of our Board will receive $2,500 for each committee meeting personally attended and $1,250 for each committee meeting attended telephonically; and

•

each non‑employee director who serves as chairperson of a committee of our Board will receive an additional $1,000 for each committee meeting personally attended and $500 for each committee meeting attended telephonically.

Members of our Board will be compensated at half for their participation via teleconference in any of the aforementioned meetings.

The stock options granted to our non‑employee directors have, or will have, an exercise price equal to the fair market value of our common stock on the date of grant and will expire 10 years after the date of grant. The annual stock options granted to our non‑employee directors will, subject to the director’s continued service on our board, vest one year from the grant date. Stock options granted to our non‑employee directors will also vest in full upon the occurrence of a change in control of us.

Each member of our Board also will continue to be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

EXECUTIVE OFFICERS

The following table sets forth the name, age as of March 8, 2017 and position of the individuals who currently serve as the directors and executive officers of Kadmon Holdings, Inc. The following also includes certain information regarding our directors’ and officers’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors. Each executive officer shall serve until his or her successor is elected and qualified.

Name	Age	Position
Executive Officers
Harlan W. Waksal, M.D.	63	President, Chief Executive Officer and Director
Konstantin Poukalov	33	Executive Vice President, Chief Financial Officer
Lawrence K. Cohen, Ph.D.	63	Executive Vice President, Business Development
Steven N. Gordon, Esq.	49	Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer
John Ryan, Ph.D., M.D.	73	Executive Vice President, Chief Medical Officer
Directors
Bart M. Schwartz, Esq. (3)(4)	70	Chairman of the Board
Eugene Bauer, M.D. (1)(2)(4)	74	Director
D. Dixon Boardman (1)(2)(3)(4)	71	Director
Alexandria Forbes, Ph.D.	52	Director
Tasos G. Konidaris	50	Director
Steven Meehan (1)	52	Director
Thomas E. Shenk, Ph.D. (4)	70	Director
Susan Wiviott, J.D. (2)(3)(4)	59	Director
Louis Shengda Zan	53	Director

(1) Member of the audit committee

(2) Member of the compensation committee

(3) Member of the nominating and corporate governance committee

(4) Member of the regulatory and compliance committee

Executive Officers

Harlan W. Waksal, M.D.  Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co‑founded ImClone in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

Konstantin Poukalov.  Mr. Poukalov has been our Executive Vice President, Chief Financial Officer since 2014. From 2012 to 2014, Mr. Poukalov served as our Vice President, Strategic Operations. Prior to joining Kadmon, Mr. Poukalov was a member of the healthcare investment banking group at Jefferies LLC from 2009 to 2012, focusing on companies across the life‑sciences and biotechnology sectors. Prior to Jefferies, Mr. Poukalov was a member of UBS Investment Bank, focusing on the healthcare industry, from 2006 to 2009. Mr. Poukalov serves on the advisory board of Pencils of Promise, a non-profit organization that aims to increase access to quality education in the developing world. Mr. Poukalov received his B.E. from Stony Brook University.

Lawrence K. Cohen, Ph.D.  Dr. Cohen has been our Executive Vice President, Business Development since 2014. From 2011 to 2014, Dr. Cohen served as our Senior Vice President, Business Development. Prior to joining Kadmon,

Dr. Cohen served as President and Chief Executive Officer of VIA Pharmaceuticals, Inc., a publicly traded biotechnology company, from 2004 to 2011. Prior to joining VIA, Dr. Cohen served in senior roles, including President and Chief Executive Officer, at Zyomyx, Inc., a privately held diagnostics company, from 2001 to 2004. Prior to Zyomyx, Dr. Cohen served as Chief Operating Officer of Progenitor, Inc. from 1997 to 1998. Dr. Cohen also served as Vice President of Research and Development at Somatix Therapy Corporation, a publicly traded gene therapy company, from 1988 to 1997. Dr. Cohen received his B.A. from Grinnell College and his Ph.D. from the University of Illinois. He completed his postdoctoral work in molecular biology at the Dana‑Farber Cancer Institute and the Department of Biochemistry at Harvard Medical School.

Steven N. Gordon, Esq.  Mr. Gordon, a co‑founder of our company, has been our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer since 2009. Prior to joining Kadmon, Mr. Gordon worked as a prosecutor for the City of New York from 1992 to 1996. From 1997 to 2008, Mr. Gordon practiced law at several law firms and was the principal of his own law firm. Mr. Gordon received his B.A. from Bar Ilan University and his J.D. from Touro College Jacob D. Fuchsberg Law Center.

John Ryan, Ph.D., M.D.  Dr. Ryan has been our Executive Vice President, Chief Medical Officer since 2011. Prior to joining Kadmon, Dr. Ryan served as Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a publicly traded pharmaceutical company, from 2009 to 2011. Prior to joining Cerulean, Dr. Ryan was Chief Medical Officer at Aveo Pharmaceuticals, Inc., a publicly traded company, from 2006 to 2009. Prior to joining Aveo, Dr. Ryan served as Senior Vice President of Translational Research at Wyeth, a publicly traded specialty‑pharmaceutical company (formerly Genetics Institute), where he served as head of the Department of Experimental Medicine, from 1995 to 2006. Dr. Ryan also served as an Executive Director of Clinical Research at Merck Research Laboratories from 1989 to 1995 and he previously served on the scientific advisory boards of ArQule, Inc. and Expression Analysis, Inc. Dr. Ryan received his B.S. and his Ph.D. from Yale University. Dr. Ryan received his M.D. from the University of California, San Diego.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Named Executive Officers

This section discusses the material components of the executive compensation program for our named executive officers who are named in the “2016 Summary Compensation Table” below. Our named executive officers for the year ended December 31, 2016, which consisted of our principal executive officer and two other most highly‑compensated executives, are:

•	Harlan W. Waksal, M.D.;
•	Konstantin Poukalov; and
•	Steven N. Gordon, Esq.

This discussion may contain forward‑looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. See “Forward‑Looking Statements.”

2016 Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to the named executive officers for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Harlan W. Waksal, M.D.,	2016	500,000	500,000	12,399,395	22,723	13,422,118
President and Chief Executive Officer	2015	500,000	500,000	15,236,944	26,455	16,263,399
Konstantin Poukalov,	2016	400,000	200,000	1,084,536	22,819	1,707,355
Executive Vice President, Chief Financial Officer	2015	315,385	200,000	1,351,005	22,828	1,889,218
Steven N. Gordon, Esq.,	2016	400,000	200,000	774,669	32,699	1,407,368
Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer	2015	350,000	150,000	337,751	499,274	1,337,025

______________________

(1)

Bonus includes contractual guaranteed bonus, as well as discretionary annual merit-based awards determined by the compensation committee of the Board based on the executive’s performance during the year.

(2)

This column reflects the aggregate fair value of share‑based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13, “Share-based Compensation,” of the notes to our audited consolidated financial statements appearing in this Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(3)	Includes premiums we paid with respect to each of our named executive officers for health benefits and for life and disability insurance.

Narrative Disclosure to 2016 Summary Compensation Table

Employment Agreements

We entered into employment agreements with Dr. Harlan W. Waksal, under which he serves as our President and Chief Executive Officer, Mr. Poukalov, under which he serves as our Executive Vice President, Chief Financial Officer and Mr. Gordon under which he serves as our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer. Under these agreements, Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon are each eligible to receive certain severance benefits in specified circumstances.

Pursuant to Dr. Harlan W. Waksal’s employment agreement, he is entitled to a base salary of $500,000 and is guaranteed to receive an annual bonus of $500,000, plus an additional merit‑based bonus amount as shall be determined by the Compensation Committee of our Board, in its discretion. Pursuant to the terms of their respective employment agreements, Messrs. Poukalov and Gordon are each entitled to a base salary of $400,000 and are guaranteed to receive an annual bonus of $200,000, plus an additional merit‑based bonus amount as shall be determined by the Compensation Committee of our Board, in its discretion.

Potential Payments upon Termination or Change in Control

In the event that we terminate Dr. Harlan W. Waksal or Messrs. Poukalov or Gordon without cause or if any of the aforementioned resign for good reason, they will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of their then‑current base salary and guaranteed annual bonus for a period of 12 months following termination (or, if sooner, until the executive becomes employed by another entity or individual (and not self‑employed)) and (ii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected through the earlier of (A) 12 months following termination and (B) the date they become employed by another entity or individual (and not self‑employed).

In the event that we terminate Dr. Harlan W. Waksal or Messrs. Poukalov or Gordon with cause or they resign without good reason, then they will not be entitled to receive severance benefits.

We expect that base salaries for the named executive officers will be reviewed periodically by the Board and/or the compensation committee, with adjustments expected to be made generally in accordance with the applicable employment agreements, as well as financial and other business factors affecting our company, and to maintain a competitive compensation package for our executive officers.

2016 Annual Performance‑Based Compensation and Bonuses

In 2016, Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon earned a guaranteed bonus of $500,000, $200,000 and $200,000, respectively.

In 2014 and 2015, Dr. Harlan W. Waksal, Messrs. Poukalov and Gordon received in aggregate 750, 1,000 and 1,300 EARs, respectively, under our 2014 Long‑Term Incentive Plan with a base price of $6.00 per unit, expiring 10 years from the grant date (“Award”). Each Award entitles the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the highest fair market value during the period beginning on the applicable vesting date and ending on the date of settlement of one EAR unit over (B) the base price, and (ii) the number of EAR units granted. The number of EAR units granted to each recipient was adjusted in connection with the IPO to stock appreciation rights which equal a certain percentage of our common equity securities determined on a fully diluted basis, assuming exercise of all derivative securities including any convertible debt instruments. Based on the IPO price of $12.00 per share, the number of shares underlying the awards to Dr. Waksal and Messrs. Poukalov and Gordon are 267,543, 356,724 and 463,741 shares, respectively, and such awards may be settled in stock or cash.

The liability and associated compensation expense for these EAR unit awards was recognized upon consummation of our IPO in July 2016. Total compensation expense recorded under the 2014 LTIP during 2016 for Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon was $1.7 million, 2.3 million and $3.0 million, respectively.

2016 Option Awards

On July 13, 2016, the compensation committee of our Board approved an option award for Dr. Harlan W. Waksal increasing the number of options (giving effect to the Corporate Conversion) subject to his original option grant. The number of shares subject to this option award shall equal the difference between the 769,231 options originally granted to Dr. Harlan W. Waksal and 5% of our outstanding common equity determined on a fully diluted basis on the IPO date, which amounted to 1,630,536 options. The effective date of the new option award was the IPO date of July 26, 2016. The exercise price per share of common stock subject to the new incremental options awarded was equal to the IPO price per share of common stock at the IPO date of $12.00. The option award is subject to the same vesting schedule applicable to the original option grant such that all options awarded will vest on August 4, 2017. In consideration for the new option award, Dr. Harlan W. Waksal has committed to perform an additional year of service in connection with receipt of the additional option shares. In the event Dr. Harlan W. Waksal voluntarily terminates his employment prior to completion of this additional year of service, Dr. Harlan W. Waksal shall forfeit 25% of the additional options, or 25% of the aggregate additional option gain associated with the additional option shares in the event the options are exercised, as applicable.

Outstanding Equity Awards at December 31, 2016

Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long‑term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time‑based vesting feature promote executive retention because this feature incentivizes our executives to remain in our employment during the vesting period. Accordingly, our Board will periodically review the equity incentive compensation of our named executive officers and, from time to time, may grant equity incentive awards to them in the form of stock options or other equity awards.

The following table sets forth information concerning outstanding equity awards at December 31, 2016 for each of our named executive officers.

	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name	(#)	(#)		($/share)		(#)	($)
Harlan W. Waksal, M.D.	385	—		$12.00	12/19/2023	—	—
	512,847	256,384	(2)	12.00	12/31/2024	—	—
	1,087,024	543,512	(3)	12.00	12/31/2024	—	—
	—	267,543	(4)	6.00	12/31/2024	—	—
Konstantin Poukalov	9,232	—		12.00	12/19/2023	—	—
	—	356,724	(4)	6.00	12/31/2024	—	—
	20,518	41,021	(5)	12.00	12/31/2025	—	—
	—	350,000	(6)	4.66	12/15/2026	—	—
Steven N. Gordon, Esq.	12,308	—		12.00	6/25/2022	—	—
	12,308	—		12.00	12/19/2023	—	—
	—	463,741	(4)	6.00	12/31/2024	—	—
	5,130	10,255	(5)	12.00	12/31/2025	—	—
	—	250,000	(6)	4.66	12/15/2026	—	—

_________________________

(1)	Based on closing price of our common stock on December 31, 2016 ($5.35 per share).
(2)	The unvested portion of this option vests on August 4, 2017.
(3)

The unvested portion of this option vests on August 4, 2017. In consideration for this option award, Dr. Harlan W. Waksal has committed to perform an additional year of service after this vest date in connection with receipt of the additional option shares. In the event Dr. Harlan W. Waksal voluntarily terminates his employment prior to completion of this additional year of service, Dr. Harlan W. Waksal shall forfeit 25% of the additional options, or 25% of the aggregate additional option gain associated with the additional option shares in the event the options are exercised, as applicable.

(4)	Represents shares issuable under the 2014 LTIP.
(5)	This option vests in three substantially equal tranches on December 31, 2016, 2017 and 2018.
(6)	This option vests in three substantially equal tranches on December 15, 2017, 2018 and 2019.

Equity and Other Incentive Compensation Plans

In this section we describe our 2011 Equity Incentive Plan, as amended to date, or the 2011 Equity Plan, our 2014 Long‑Term Incentive Plan, as amended to date, or the 2014 LTIP, our 2016 Equity Incentive Plan, or the 2016 Plan, and our 2016 Employee Stock Purchase Plan. Prior to our IPO, we granted awards to eligible participants under the 2011 Equity Plan and 2014 LTIP. Following the closing of our IPO, we will grant awards to eligible participants under the 2016 Plan.

2011 Equity Incentive Plan

The 2011 Equity Incentive Plan was adopted in July 2011. Under this plan, the Board could grant unit‑based awards to employees, officers, directors, managers, consultants and advisors. Such unit‑based awards included awards entitling recipients to acquire Class A Membership Units, subject to a vesting schedule determined by the Board and subject to the right of our company to repurchase all or a portion of such units at their issue price or other stated or formula price, and options to purchase membership units. The plan was amended on December 19, 2013 to authorize the grant of an amount of Class A membership units equal to 7.5% of the outstanding Class A membership units calculated on a fully diluted basis. The Board had the authority, in its discretion, to determine the terms and conditions of any option grant, including the vesting schedule. The type of award granted under the 2011 Equity Plan and the terms of such award were set forth in the applicable award agreement.

Pursuant to the terms of the 2011 Equity Plan, our Board (or a committee delegated by our Board) administered the plan and, subject to any limitations in the plan, selected the recipients of awards and determined:

•	the number of units covered by options and the dates upon which the options become exercisable;
•	the type of options to be granted;
•	the duration of options, which may not be in excess of 10 years;
•	the exercise price of options, which must be at least equal to the fair market value of our units on the date of grant; and
•

the number of units subject to, and the terms of any, restricted unit awards, restricted units or other equity‑based awards and the terms and conditions of such awards, including conditions for repurchase, measurement price, issue price and repurchase price.

Effect of certain changes in capitalization.

Upon the occurrence of any of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin‑off or other similar change in capitalization or event, or any dividend or distribution to holders of our units other than an ordinary cash dividend, our Board could equitably adjust:

•	the number and class of securities available under the 2011 Equity Plan;
•	the number and class of securities and exercise price per share of each outstanding option;
•	the number of shares subject to, and the repurchase price per share subject to, each outstanding restricted unit award; and
•	the share and per‑share related provisions and the purchase price, if any, of each other equity‑based award.

Effect of certain corporate transactions

Upon a merger or other reorganization event (as defined in the 2011 Equity Plan), our Board could take any one or more of the following actions (or a combination of such actions) pursuant to the 2011 Equity Plan as to some or all outstanding awards other than restricted unit awards:

•	provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);
•

upon written notice to a participant, provide that all of the participant’s vested but unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

•

provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

•

in the event of a reorganization event pursuant to which holders of membership units will receive a cash payment for each unit surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of units subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each unit surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

•

provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

Our Board did not need to take the same action with respect to all awards and could take different actions with respect to portions of the same award.

In the case of certain restricted units, no assumption or substitution was permitted, and the restricted units would instead be settled in accordance with the terms of the applicable restricted unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted units would continue for the benefit of the successor company and would, unless the Board may otherwise determine, apply to the cash, securities or other property into which our units are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted unit award would automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted unit award.

At any time, our Board could, in its sole discretion, provide that any award under the 2011 Equity Plan would become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

On July 13, 2016, the compensation committee of our Board approved the amendment of all outstanding option awards, effective upon the date of our IPO, to adjust the exercise price (on a post‑Corporate Conversion, post‑split basis) to the IPO price per share in our IPO. Upon the effectiveness of the registration statement for our IPO, the 2011 Equity Plan was merged with and into the 2016 Equity Incentive Plan, outstanding awards converted into awards with respect to our common stock and any new awards will be issued under the terms of the 2016 Equity Incentive Plan. Therefore, no future awards may be granted under the 2011 Equity Plan.

2014 LTIP

The 2014 LTIP was adopted in May 2014 and amended in December 2014, July 2015 and February 2016. Under the 2014 LTIP, the Board may grant up to 10% of the equity value of our company (determined on a fully diluted basis assuming the exercise of all derivative securities) including the following types of awards:

•

Equity Appreciation Rights Units (“EAR units”) whereby the holder would possess the right to a payment equal to the appreciation in value of the designated underlying equity from the grant date to the determination date. Such value is calculated as the product of the excess of the fair market value on the determination date of one EAR unit over the base price specified in the grant agreement and the number of EAR units specified by the award, or, when applicable, the portion thereof which is exercised.

•

Performance Awards which become payable on the attainment of one or more performance goals established by the Plan Administrator. No performance period shall end prior to an IPO or Change in Control. A Change in Control generally includes the acquisition of over 50% of our company’s outstanding equity by an unaffiliated or the sale of over 85% of the gross fair market value of our company’s assets to an unaffiliated person. Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than employee benefit plans sponsored or maintained by our company and by entities controlled by our company or an underwriter of the equity interests of our company in a registered public offering. A Change in Control does not include the acquisition of additional equity interests by a person that holds a controlling interest in our company.

The Board has the authority, at its discretion, to determine the terms and conditions of any 2014 LTIP grant, including the vesting schedule.

Generally, under the 2014 LTIP, the EAR units vest on the effective date of an IPO or the consummation date of a Change in Control (as defined under the 2014 LTIP) unless otherwise set forth in the grant agreement pertaining to a particular award. The payment amount with respect to the holder’s EAR units will be determined using the fair market value of the common stock on the trading day immediately preceding the settlement date. Each payment under an Award will be made in a lump sum and is considered a separate payment. We reserve the right to make payment in the form of common stock following the consummation of an IPO or in connection with a change in control, subject to the terms of the 2014 LTIP. The LTIP Awards provide that in the event that the Compensation Committee elects to settle the outstanding LTIP awards using our common stock following an IPO, the maximum number of shares of common stock (maximum share allocation) that would be issued in full settlement of any outstanding award is determined by dividing the aggregate cash value of the LTIP award (determined by multiplying the number of EAR units subject to the LTIP award by the difference between an assumed performance vesting price of $20.00 per share and the base price per EAR unit ($6.00) by the assumed performance vesting price per share ($20.00). The actual value of the LTIP award will be determined using the fair market value of the common stock on the trading date immediately preceding the settlement date, subject to the maximum share allocation. The holder has no right to demand a particular form of payment. A total of 9,750 units were granted under the 2014 LTIP at December 31, 2016. Upon the effectiveness of the registration statement for our IPO, the 2014 LTIP was frozen, outstanding awards were converted to stock appreciation rights which may be settled in cash or common stock at the election of the compensation committee and, any new awards will be issued under the 2016 Equity Incentive Plan.

2016 Equity Incentive Plan

Our 2016 Equity Incentive Plan, or the 2016 Equity Plan, was approved by our Board and holders of our membership units in July 2016. It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash‑based or stock‑based awards.

A total of 6,720,000 shares of our common stock will be initially authorized and reserved for issuance under the 2016 Equity Plan. This reserve will automatically increase on January 1, 2017 and each subsequent anniversary through January 1, 2025, by an amount equal to the smaller of (a) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the board. This reserve will be increased to include any shares issuable upon exercise of options granted under the 2011 Equity Incentive Plan that expire or terminate without having been exercised in full.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2016 Equity Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are canceled or forfeited will again become available for issuance under the 2016 Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2016 Equity Plan.

The 2016 Equity Plan will be generally administered by the compensation committee of our Board. Subject to the provisions of the 2016 Equity Plan, the compensation committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the compensation committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the 2016 Equity Plan and award guidelines established by the committee. The compensation committee will have the authority to construe and interpret the terms of the 2016 Equity Plan and awards granted under it. The 2016 Equity Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 Equity Plan.

Awards may be granted under the 2016 Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

•

Stock options.  We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

•

Stock appreciation rights.  A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash.

•

Restricted stock.  The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

•

Restricted stock units.  Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

•

Performance shares and performance units.  Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights whose value is based on the fair market value of shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2016 Equity Plan, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

•

Cash‑based awards and other stock‑based awards.  The administrator may grant cash‑based awards that specify a monetary payment or range of payments or other stock‑based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock‑based awards.

In the event of a change in control as described in the 2016 Equity Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2016 Equity Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The 2016 Equity Plan will also authorize the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2016 Equity Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2016 Equity Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2016 Employee Stock Purchase Plan

Our Board has adopted and our stockholders have approved our 2016 Employee Stock Purchase Plan, or the 2016 ESPP.

A total of 1,125,000 shares of our common stock are available for sale under our 2016 ESPP. In addition, our 2016 ESPP provides for annual increases in the number of shares available for issuance under the 2016 ESPP on January 1, 2017 and each subsequent anniversary through 2025, equal to the smallest of:

•	750,000 shares;
•	1.5% of the outstanding shares of our common stock on the immediately preceding December 31; or
•	such other amount as may be determined by our Board.

Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the 2016 ESPP.

The compensation committee of our Board will administer the 2016 ESPP and have full authority to interpret the terms of the 2016 ESPP. The 2016 ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 ESPP.

All of our employees, including our named executive officers, and employees of any of our subsidiaries designated by the compensation committee are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year, subject to any local law requirements applicable to participants in jurisdictions outside the United States. However, an employee may not be granted rights to purchase stock under our 2016 ESPP if such employee:

•	immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or
•

holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

Our 2016 ESPP is intended to qualify under Section 423 of the Internal Revenue Code (“Code”) but also permits us to include our non‑U.S. employees in offerings not intended to qualify under Section 423 of the Code. The 2016 ESPP will typically be implemented through consecutive six‑month offering periods. The offering periods generally start on the first trading day of April and October of each year. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates. The administrator may vary certain terms and conditions of separate offerings for employees of our non‑U.S. subsidiaries where required by local law or desirable to obtain intended tax or accounting treatment.

Our 2016 ESPP permits participants to purchase common stock through payroll deductions of up to 10.0% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other similar compensation.

Amounts deducted and accumulated from participant compensation, or otherwise funded in any participating non‑U.S. jurisdiction in which payroll deductions are not permitted, are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares determined by dividing $2,083 by the fair market value of a share of our common stock on the first day of the offering period or 200 shares, if less, and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

A participant may not transfer rights granted under the 2016 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2016 ESPP.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our 2016 ESPP will remain in effect until terminated by the administrator. The compensation committee has the authority to amend, suspend or terminate our 2016 ESPP at any time.

401(k) retirement plan

We maintain a 401(k) retirement plan that is intended to be a tax‑qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the third month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, generally equal to $18,000 in 2016, and have the amount of the reduction contributed to the 401(k) plan. Participants who are at least 50 years old also can make “catch‑up” contributions, which in 2016 may be up to an additional $6,000 above the statutory limit. We have an obligation to match non‑highly compensated employee contributions of up to 6% of deferrals and also have the option to make discretionary matching contributions and profit sharing contributions to the plan annually, as determined by our Board. We provided employer matching contributions for Dr. Harlan W. Waksal of $15,900 for the year ended December 31, 2015, which were disbursed during 2016. No other employer matching contributions were made to our named executive officers for the years ended December 31, 2016, 2015 and 2014.

Rule 10b5‑1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5‑1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5‑1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5‑1 plan when they are not in possession of material, nonpublic information.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Stockholders(1)(2)(3)(4)	11,371,632	$ 10.08	1,407,485
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	11,371,632	$ 10.08	1,407,485

(1)	Includes the 2016 Equity Incentive Plan, the 2014 Long term Incentive Plan and the 2016 Employee Stock Purchase Plan.
(2)

The 2016 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2016 Equity Incentive Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.

(3)

A total of 9,750 stock appreciation rights were granted under the 2014 Long Term Incentive Plan which may be settled in cash or common stock at the election of the compensation committee and, any new awards will be issued under the 2016 Equity Incentive Plan. If the 9,750 stock appreciation rights are settled in common stock, 3,605,665 shares of common stock would be issuable under the 2014 Long Term Incentive Plan.

(4)

The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2016  Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2017 regarding the beneficial ownership of our common stock, by:

•	each person or group who beneficially owns more than 5.0% of our outstanding shares of common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Percentage ownership of our common stock in the table is based on 51,846,521 shares of our common stock issued and outstanding on March 31, 2017 and assuming the exercise of 3,796,333 shares of common stock issuable upon the exercise of securities exercisable within 60 days of March 31, 2017, as set forth below. This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Pursuant to Rule 13d-4 under the Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning the shares of common stock included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such shares of common stock.

	Shares of Common Stock Beneficially Owned (1)
Name of beneficial owner	Common Stock	Securities Exercisable Within 60 Days	Number of Securities Beneficially Owned	Percentage
5.0% Stockholders
Third Point Ventures LLC(2)	9,407,745	595,238	10,002,983	19.07%
GoldenTree Entities(3)	8,591,195	219,828	8,811,023	16.92%
Perceptive Advisors LLC(4)	5,185,847	1,190,475	6,376,322	12.02%
3RP Holdings Company, LLC(5)	3,478,840	—	3,478,840	6.71%
Executive Officers and Directors
Bart M. Schwartz, Esq.(6)	26,511	17,437	43,948	*
Eugene Bauer, M.D.(7)	1,716	13,848	15,564	*
D. Dixon Boardman(8)	45,911	13,848	59,759	*
Alexandria Forbes, Ph.D.(9)	90,816	20,002	110,818	*
Tasos Konidaris(10)	—	—	—	*
Steven Meehan(11)	—	—	—	*
Thomas E. Shenk, Ph.D.(12)	24,616	7,180	31,796	*
Susan Wiviott, J.D.(13)	4,168	13,848	18,016	*
Louis Shengda Zan(14)	2,187,381	9,231	2,196,612	4.24%
Harlan W. Waksal, M.D.(15)	102,040	1,600,256	1,702,296	3.19%
Konstantin Poukalov(16)	4,000	29,750	33,750	*
Lawrence K. Cohen, Ph.D.(17)	—	19,746	19,746	*
Steven N. Gordon, Esq.(18)	232,484	29,746	262,230	*
John Ryan, Ph.D., M.D.(19)	—	15,900	15,900	*

All directors and executive officers as a group (14 persons)	2,719,643	1,790,792	4,510,435	8.41%

*Represents ownership of less than 1.0%.

(1)

Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of March 31, 2017. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2017.

(2)

Consists of (a)(i) 4,100,401 shares and (ii) warrants exercisable for 315,198 shares, held by Third Point Offshore Master Fund L.P.; (b )(i) 220,416 shares and (ii) warrants exercisable for 15,640 shares, held by Third Point Partners L.P.; (c)(i) 1,589,262 shares and (ii) warrants exercisable for 111,640 shares, held by Third Point Partners Qualified L.P.; (d)(i) 2,354,414 shares and (ii) warrants exercisable for 104,640 shares, held by Third Point Ultra Master Fund L.P.; (e)(i) 948,566 shares and (ii) warrants exercisable for 41,800 shares, held by Third Point Reinsurance Co. Ltd.; (f)(i) 141,000 shares and (ii) warrants exercisable for 6,320 shares, held by Third Point Reinsurance (USA) Ltd. and (g) 53,686 shares held by Lyxor/Third Point Fund Limited. Third Point LLC, the investment manager or trading advisor of Third Point Offshore Master Fund, L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Ultra Master Fund L.P., Third Point Reinsurance Co. Ltd., Third Point Reinsurance (USA) Ltd. and Lyxor/Third Point Fund Limited, and Daniel S. Loeb, in his capacity as the Chief Executive Officer of Third Point LLC, have voting and dispositive power over shares held by Third Point Offshore Master Fund L.P., Third Point Partners L.P., Third Point Partners Qualified L.P., Third Point Ultra Master Fund L.P., Third Point Reinsurance Co. Ltd., Third Point Reinsurance (USA) Ltd. and Lyxor/Third Point Fund Limited. Mr. Loeb disclaims beneficial ownership of these shares, except to the extent of his indirect pecuniary interest therein. The address for Third Point Ventures LLC is c/o Third Point LLC, 390 Park Avenue, 19th floor, New York, NY 10022.

(3)

As reported on Schedule 13D/A filed with the SEC on March 28, 2017, consists of (i) 6,397,332 shares of common stock held by GN3 SIP Limited (“GN3”), GoldenTree 2004 Trust (“G2T”), GTNM, LP (“GTNM”), GoldenTree Insurance Fund Series Interests of the SALI Multi Series Fund, LP (“GTIF”), GoldenTree Credit Opportunities, LP (“GTCO”), GoldenTree Entrust Master Fund SPC (“GSPC”), GoldenTree Master Fund, Ltd. (“GMF”), GoldenTree Master Fund II, Ltd. (“GMFII”), and a separately managed account managed by the GoldenTree Asset Management LP (the “First Managed Account”) and a second separately managed account managed by the GoldenTree Asset Management LP (the “Second Managed Account”), (ii) warrants to purchase 219,828 shares of common stock held by GN3, G2T, GTNM, First Management Account, GTIF and GTCO and (iii) 2,193,863 shares of common stock issuable upon the conversion of preferred stock held by G2T, GTNM, GN3, First Managed Account and Second Managed Account. GoldenTree Asset Management LP acts as investment manager for all of the entities described herein. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all shares held by the other entities named herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address for the GoldenTree Entities is 300 Park Avenue, 21st Floor, New York, NY 10022.

(4)

As reported on Schedule 13G filed with the SEC on March 17, 2017, consists of 4,955,474 shares of common stock which are held by Perceptive Life Sciences Master Fund Ltd, a private investment fund (the “Fund”) to which Perceptive Advisors LLC serves as the investment manager, and 230,373 shares of common stock which are held in a trading account (the “Account”) to which Perceptive Advisors LLC serves as the investment manager. Mr. Edelman is the managing member of Perceptive Advisors LLC. The Fund also owns warrants to purchase 1,161,428 shares of our common stock and the Managed Account owns warrants to purchase 29,047 shares of common stock. The address for Perceptive Advisors LLC is 51 Astor Place, 10th floor, New York, NY 10003.

(5)

As reported on Schedule 13G filed with the SEC on February 9, 2017, consists of 3,478,840 shares of common stock held by 3RP Holdings Company, LLC. Paul F. Fagan, J.D., C.P.A., is the Executive Vice President and General Counsel of 3RP Holdings Company, LLC and as such has voting and dispositive power over the securities held by such entity. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all shares held by the entities named herein. Mr. Fagan expressly disclaims any such beneficial ownership, except to the extent of his individual pecuniary interests therein. The address for 3RP Holdings Company, LLC is 2215 B Renaissance Drive, Suite B, Las Vegas, NV 89119.
(6)	Consists of (i) 26,511 shares of common stock and (ii) 17,437 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.
(7)	Consists of (i) 1,716 shares of common stock and (ii) 13,848 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.
(8)	Consists of (i) 45,911 shares of common stock and (ii) 13,848 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.
(9)

Consists of (i) 90,816 shares of common stock and (ii) 20,002 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. The amount listed in this table does not include 1,000 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR Units awarded under the 2014 LTIP.

(10)	Mr. Konidaris was appointed to our board of directors in February 2017 and, as of March 31, 2017, did not beneficially own shares of our common stock.
(11)	Mr. Meehan was appointed to our board of directors in January 2017 and, as of March 31, 2017, did not beneficially own shares of our common stock.
(12)	Consists of (i) 24,616 shares of common stock and (ii) 7,180 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.
(13)	Consists of (i) 4,168 shares of common stock and (ii) 13,848 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.
(14)

Consists of (i) 2,187,381 shares of our common stock issued to Alpha Spring Limited and (ii) 9,231 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. Mr. Zan is the sole director of Alpha Spring Limited and, as such, has sole voting and dispositive power over Alpha Spring Limited. Mr. Zan disclaims beneficial ownership of the securities held by Alpha Spring Limited, except to the extent of his pecuniary interest therein, if any.

(15)

Consists of (i) 102,040 shares of common stock and (ii) 1,600,256 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017.  The amount listed in this table does not include 750 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR units awarded under the 2014 LTIP.

(16)

Consists of (i) 4,000 shares of common stock and (ii) 29,750 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. The amount listed in this table does not include 1,000 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR units awarded under the 2014 LTIP.

(17)

Consists of 19,746 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. The amount listed in this table does not include 250 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR units awarded under the 2014 LTIP.

(18)

Consists of (i) 232,484 shares of common stock and (ii) 29,746 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. The amount listed in this table does not include 1,300 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR units awarded under the 2014 LTIP.

(19)

Consists of 15,900 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2017. The amount listed in this table does not include 250 EAR units that were awarded under the 2014 LTIP as they may be paid in cash or stock at our option. See “Executive Compensation—Equity and Other Incentive Compensation Plans” for a discussion of EAR units awarded under the 2014 LTIP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2016.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Kadmon stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 450 East 29th Street, New York, New York 10016. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request at 212-308-6000, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Kadmon stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Board,  450 East 29th Street, New York, New York 10016.

LAN

By Order of the Board of Directors

/s/ HARLAN W. WAKSAL
Harlan W. Waksal, M.D.
President and Chief Executive Officer

May 10, 2017

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 29, 2017.

KADMON HOLDINGS, INC.

E28282-

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 8, 2017
Date: June 29, 2017 **Time:** 10:00 AM EDT
Location: 450 East 29th Street
15th Floor
New York, NY 10016

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 15, 2017 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E28283-

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28280-P90088 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

KADMON HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harlan W. Waksal, M.D.
02) Bart M. Schwartz, Esq.
03) Eugene Bauer, M.D.
04) D. Dixon Boardman
05) Alexandria Forbes, Ph.D.
06) Tasos G. Konidaris
07) Steven Meehan
08) Thomas E. Shenk, Ph.D.
09) Susan Wiviott, J.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E28281-P90088

KADMON HOLDINGS, INC.
Annual Meeting of Stockholders
June 29, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Harlan W. Waksal and Konstantin Poukalov, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KADMON HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 29, 2017, at the local offices at 450 East 29th Street, New York, NY 10016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address changes/comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side